As filed with the Securities and Exchange Commission on March 13, 2001


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   Form 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                 ____________

                          HOVNANIAN ENTERPRISES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                           22-1851059
           (State of incorporation                (I.R.S. Employer
              or organization)                 Identification Number)

                10 Highway 35                           07701
                 P.O. Box 35                         (zip code)
            Red Bank, New Jersey
               (732) 747-7800
       (Address of Principal Executive
                  Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class            Name of Each Exchange on Which
           to be so Registered            Each Class is to be Registered

     Class A Common Stock, par value      New York Stock Exchange, Inc.
             $.01 per share.
       The Class A Common Stock is
             non-cumulative.

Securities to be registered pursuant to Section 12(g) of the Act:

        Class B Common Stock, par value $.01 per share.  The Class B
           Common Stock is non-cumulative and is convertible into
             an equal number of shares of Class A Common Stock.
                              (Title of class)


PAGE>

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 24, 1992, File No. 001-08551.


Item 2.   Exhibits.

     3.1 Certificate of Amendment of Certificate of Incorporation of the Registrant filed on September 11, 1992 in the office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended February 28, 1993).

     3.2 By-laws of the Registrant as in effect on January 23, 2001 (filed herewith).





























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

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




Dated:  March 13, 2001

                                       HOVNANIAN ENTERPRISES, INC.


                                       By:  /s/ Peter S. Reinhart
                                            Name:   Peter S. Reinhart
                                            Title:  Senior Vice-President and
                                                    General Counsel





























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